UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2007 (September 13, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 13, 2007, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a portfolio of office buildings, containing approximately 579,000 aggregate square feet of rentable office space, located within suburban submarkets of Houston, Texas (the “Houston Portfolio”) through Behringer Harvard Regency LP (“BH Regency”), Behringer Harvard Augusta LP (“BH Augusta”), and Behringer Harvard Northpoint LP (“BH Northpoint”), each a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership.

The Houston Portfolio consists of the following office buildings:

•                  a nine-story office building containing approximately 180,000 rentable square feet, with a six-level attached parking garage, located on approximately 4.2 acres of land (“Northpoint Central”);

•                  a 16-story office building containing approximately 242,000 rentable square feet, with a seven-level attached parking garage, located on approximately 1.5 acres of land (“2603 Augusta”); and

•                  a six-story office building containing approximately 157,000 rentable square feet, with a three-level attached parking garage, located on approximately 4.4 acres of land (“Regency Center”).

The total contract purchase price for the Houston Portfolio, exclusive of closing costs, was approximately $73 million and was paid entirely through the use of proceeds of our offering of common stock to the public.  The real estate sale agreement for the Houston Portfolio and the first and second amendments thereto have been filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between CMD Realty Investment Fund IV, LP (the “Houston Portfolio Sellers”) and Behringer Harvard Opportunity Advisors I, LLC, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Houston Portfolio Sellers.  In evaluating the Houston Portfolio as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the Houston Portfolio’s actual operating expenses), expected capital expenditures, costs of physical property maintenance, location, environmental assessments, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that the Houston Portfolio is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and adequately insured, and has been professionally managed.

Northpoint Central was originally constructed in 1982.  Northpoint Central is approximately 82% leased and includes the following major tenants:  Waldemar S. Nelson and Company, Inc. and Hunting Oilfield Services Holdings, Inc.

Waldemar S. Nelson and Company, Inc, a full service engineering and architectural provider, leases approximately 33,000 square feet of Northpoint Central for an annual rent of approximately $616,000 under a lease that expires in July 2012 with one five-year renewal option available.

Hunting Oilfield Services Holdings, Inc., whose core business includes well construction, well completion, and exploration and production within the oil and gas industry, leases approximately 33,000 square feet of Northpoint Central for an annual rent of approximately $611,000 under a lease that expires in June 2008 with one five-year renewal option available.

2603 Augusta was originally constructed in 1984 and is approximately 50% leased.

Regency Center was originally constructed in 1982.  Regency Center is approximately 95% leased and its largest tenant is American Express Travel Related Services, Inc.

American Express Travel Related Services, Inc., a travel services provider, leases approximately 66,000 square feet of Regency Center for an annual rent of approximately $1.3 million under a lease that expires in December 2008 with two five-year renewal options available.

HPT Management Services LP (the “Houston Portfolio Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Houston Portfolio.  Among other things, the Houston Portfolio Property Manager has the authority to negotiate and enter into leases of the Houston Portfolio on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Houston Portfolio Property Manager has subcontracted certain of its on-site management and leasing services to Transwestern Property Company SW GP, LLC (“Transwestern”).

As compensation for their services, the Houston Portfolio Property Manager or its affiliates receive a property management fee equal to 4.5% of the monthly gross revenues and a monthly asset management fee of one-twelfth of 0.75% of the aggregate asset value plus reimbursement for their out-of-pocket costs and on-site personnel costs.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before November 29, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

(d)          Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: September 19, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Real Estate Sale Agreement for Northpoint Central, Regency Center, and 2603 Augusta between CMD Realty Investment Fund IV, LP and Harvard Property Trust, LLC.

10.2	First Amendment to Real Estate Sale Agreement for Northpoint Central, Regency Center, and 2603 Augusta between CMD Realty Investment Fund IV, LP and Harvard Property Trust, LLC.

10.3	Second Amendment to Real Estate Sale Agreement for Northpoint Central, Regency Center, and 2603 Augusta between CMD Realty Investment Fund IV, LP and Harvard Property Trust, LLC.